As filed with the U.S. Securities and Exchange Commission on July 17, 2015

Registration Statement No. 333-[       ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

McDONALD’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One McDonald’s Plaza

Oak Brook, Illinois 60523

(630) 623-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gloria Santona

Corporate Executive Vice President,

General Counsel and Secretary

McDonald’s Corporation

One McDonald’s Plaza

Oak Brook, Illinois 60523

(630) 623-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit / Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities Preferred Stock Common Stock	(1)	(2)

(1)             An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.

(2)             In accordance with Rules 456(b), 457(r) and 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), McDonald’s Corporation (the “Registrant”) is deferring payment of all of the related registration fees, which will be paid from time to time in connection with one or more offerings to be made hereunder, except for the remaining portion of the registration fee of $37,407.38 previously paid with respect to the sales of 3,000,000 shares of Common Stock under the Registrant’s direct stock purchase plan in connection with its Registration Statement on Form S-3ASR (No. 333-184198), to the extent such shares of Common Stock were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unused filing fees may be applied to the filing fees payable pursuant to this Registration Statement.

Prospectus Supplement
(To Prospectus, dated July 17, 2015)

McDONALD’S CORPORATION

One McDonald’s Plaza

Oak Brook, Illinois 60523

United States of America

+1.630.623.3000

Medium-Term Notes

Due from One Year to 60 Years from Date of Issue

The following terms will generally apply to the medium-term notes that we may sell, from time to time, using this prospectus supplement and the accompanying prospectus. We will include information on the specific terms for each note in a pricing supplement to this prospectus supplement.

•                        Each note will mature in one year to 60 years and may be subject to redemption, at our option, or repayment, at the option of the holder.

•                        Each note will be denominated in U.S. dollars, unless we specify otherwise.

•                        Interest on the notes may be based on a fixed or floating rate.

•                        The notes may be issued as indexed notes.

•                        The notes may be issued in certificated or book-entry form.

•                        Interest on fixed-rate notes will be paid on February 15 and August 15 of each year, unless we specify otherwise.

•                        Interest on floating-rate notes will be paid on dates determined at the time of issuance.

•                        Minimum denominations for each note will be $1,000, increased in multiples of $1,000 or other specified denominations if denominated in foreign currencies, or if we specify otherwise.

Unless otherwise indicated in the applicable pricing supplement, the notes will be offered at a public offering price of 100%, and the agents’ discounts or commissions will equal between 0.150% and 0.750%, and proceeds, before expenses, to McDonald’s Corporation will equal between 99.850% and 99.250%.

See “Risk Factors” beginning on page S-3 for a discussion of certain risks that should be considered in connection with an investment in the notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

The notes are being offered on a continuous basis by us through the agents listed below, who have agreed to act as agents for us in soliciting offers to purchase the notes. We may also sell notes to an agent, as principal, for resale to investors or other purchasers, and we reserve the right to sell notes to or through others and directly to investors on our own behalf. We reserve the right to cancel or modify the offer made by this prospectus supplement and the accompanying prospectus without notice. There is no termination date for the offering. Any offer to purchase notes solicited by us or by an agent may be rejected by us or the agent in whole or in part. We do not expect that any of the notes will be listed on an exchange, and a market for any particular series of notes may not develop.

Citigroup
ANZ Securities
Barclays
BNP PARIBAS
BofA Merrill Lynch
Goldman, Sachs & Co.
HSBC
ING
J.P. Morgan
MUFG
Mizuho Securities
Morgan Stanley
PNC Capital Markets LLC
Rabo Securities
RBC Capital Markets
Scotiabank
SOCIETE GENERALE
Standard Chartered Bank
SunTrust Robinson Humphrey
TD Securities
UniCredit Capital Markets LLC
US Bancorp
Wells Fargo Securities

The date of this prospectus supplement is July 17, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the agents have indicated that they have not, authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus supplement, the accompanying prospectus and any pricing supplement, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus supplement, the accompanying prospectus and any pricing supplement. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any pricing supplement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement, the accompanying prospectus and any pricing supplement does not extend to you. The information contained in this prospectus supplement, the accompanying prospectus and any pricing supplement speaks only as of the date of this prospectus supplement, the accompanying prospectus and any pricing supplement unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since the respective dates of those documents.

References in this prospectus supplement to “McDonald’s,” “the Company,” “we,” “us,” or “our” are to McDonald’s Corporation and its consolidated subsidiaries.

The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except to the extent expressly set forth in the section “United States Tax Considerations” below. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payment of principal, any premium, or interest on, the notes. Such persons should consult their financial and legal advisors with regard to those matters.

RISK FACTORS

Your investment in the notes involves certain risks. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

This prospectus supplement does not describe all of the risks of an investment in the notes, whether arising from our business or because the notes are denominated in a currency other than the U.S. dollar or because the return on the notes is linked to one or more interest rate or currency indices or formulas.  Prospective purchasers should consult their own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of their investment in the notes in light of their particular circumstances.

Risks Related to the Company

We are subject to various operating and other risks as a result of the nature of our operations and the marketplace in which we operate. Many of these risks are beyond our control and pose challenges to our business, operations, revenues, net income and cash flows. For a discussion of some of these risks, see “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any subsequent periodic or current report filed with the U.S. Securities and Exchange Commission that includes “Risk Factors” or that discusses such risks.

Risks Related to the Notes

The notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions, if such notes are denominated in a currency other than U.S. dollars, or transactions involving the type of index or formula used to determine the amount payable, if applicable. You should also consider carefully, among other factors, the matters described below.

Redemption May Adversely Affect Your Return on the Notes

If the notes are redeemable at our option, including our right to redeem the notes if we are, or a material probability exists that we will be, required to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such notes, by or on behalf of any governmental authority (in each case as described in the relevant pricing supplement), then we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may be required to redeem the notes also at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed. Such redemption right of ours also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches.

Index Notes May Have Risks Not Associated with a Conventional Debt Security

An investment in indexed notes entails significant risks that are not associated with an investment in a conventional fixed rate debt security. Indexation of the interest rate of notes may result in an interest rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on notes may result in an amount of principal and/or premium payable that is less than the original purchase price of the notes, including the possibility that no amount will be paid. The secondary market for indexed notes will be affected by a number of factors, independent of our creditworthiness. Such factors include the volatility of the index selected, the time remaining to the maturity of the notes, the amount outstanding of the notes and market interest rates. The value of an index can depend on a number of interrelated factors, including economic, financial and political events, over which we have no control. Additionally, if the formula used to determine the amount of principal, premium and/or interest payable with respect to indexed notes contains a multiple or leverage factor, the effect of any change in the index will be increased. The historical experience of an index should not be taken as an indication of its future performance. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in indexed notes.

Conversion of Interest Rate May Affect the Market Value of the Notes

Certain fixed and floating rate notes may bear interest at a rate that we may elect to convert from a fixed rate to a floating rate, or from a floating rate to a fixed rate. Our ability to convert the interest rate will affect the secondary market and the market value of the notes since we may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If we convert from a fixed rate to a floating rate, the spread on the fixed and floating rate notes may be less favorable than the then-prevailing spreads on comparable floating rate notes tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other notes. If we convert from a floating rate to a fixed rate, the fixed rate may be lower than the then-prevailing rates on our notes.

Foreign Currency Notes Are Subject to Exchange Rate and Exchange Control Risks

An investment in notes denominated in a currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and that currency, the possibility of significant changes in rates of exchange between the U.S. dollar and that currency resulting from the official redenomination of that currency, and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control and which cannot be readily foreseen, such as economic and political events and the supply of and demand for the relevant currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of the specified currency for notes against the U.S. dollar would result in a decrease in the effective yield of such note (on a U.S. dollar basis) below its coupon rate and, in certain circumstances, could result in a loss to you on a U.S. dollar basis.

Governments have imposed, from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency at the time payment of principal of, premium, if any, or interest, if any, on a foreign currency note is made. There can be no assurance that exchange controls will not restrict or prohibit payments of principal of, any premium on, if any, or any interest denominated in a specified currency. Except as set forth below, if payment in respect of notes is required to be made in a currency other than U.S. dollars, and such currency is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the relevant country (unless otherwise replaced by the Euro) or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such notes will be made in U.S. dollars until such currency is again available to us or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate (defined below) for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such notes so made in U.S. dollars will not constitute an event of default under the applicable Indenture. The paying agent will make all determinations referred to above at its sole discretion. All determinations will, in the absence of clear error, be binding on holders of the notes.

Foreign Exchange Rate Fluctuations May Affect Your Realized Value of Any Court-Awarded Judgment

The notes will be governed by and construed in accordance with the internal laws of the State of Illinois. Courts in the United States, including state and federal courts situated in Illinois, have increasingly started to render judgments for money damages denominated in currencies other than the U.S. dollar when the currency of the underlying transaction is a currency other than the U.S. dollar.  Illinois has adopted the Uniform Foreign-Money Claims Act, and a state court in the State of Illinois may, at the request of the claimant, render a judgment in respect of a foreign currency note in the specified currency.  The payor may, however, elect to pay the judgment in U.S. dollars calculated as of the banking day immediately preceding the date on which the money is paid to the claimant.  You may still experience foreign exchange rate fluctuations based on the amount of time a court may take to adjudicate your claim and for you to receive payment of an award, if any.  The law in this area is still unsettled.  Other costs may still be assessed in U.S. dollars, and foreign exchange rates may not be favorable to you if, at the time that you receive a foreign currency judgment or other U.S. dollars awarded, you desire to convert the funds into another currency.

There May Not Be Any Trading Market for the Notes; Many Factors Affect the Trading and Market Value of the Notes

Upon issuance, the notes will not have an established trading market. We cannot assure you a trading market for the notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, the notes. These factors include:

•               the complexity, level, direction and volatility of the index or formula applicable to the notes;

•               the method of calculating the principal, premium, if any, and interest, if any, in respect of the notes;

•               the time remaining to the maturity of the notes;

•               the outstanding amount of the notes;

•               any redemption features of the notes;

•               the amount of other debt securities linked to the index or formula applicable to the notes;

•               the level, direction and volatility of market interest rates generally;

•               fluctuations in exchange rates between your currency and the specified currency in which notes are denominated; and

•               market perceptions of the level, direction and volatility of the index property or formula applicable to the notes or of interest rates generally.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks involving the notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. There is no assurance that a credit rating will remain for any given period of time or that a credit rating will not be lowered or withdrawn by the relevant rating agency if, in its judgment, circumstances so warrant. In the event that a credit rating assigned to the notes or to us is subsequently lowered for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the notes, and the market value of the notes is likely to be adversely affected.

Because the Notes are Unsecured, Your Right to Receive Payments May Be Adversely Affected

The notes that we are offering will be unsecured. If we default on the notes, or after bankruptcy, liquidation or reorganization, then, to the extent that we have granted security over our assets, the assets that secure our debts will be used to satisfy the obligations under that secured debt before we could make payment on the notes. There may only be limited assets available to make payments on the notes in the event of an acceleration of the notes.

The Notes May Not Be a Suitable Investment for all Investors

You must determine the suitability of your investment in light of your own circumstances. In particular, you should (1) have sufficient knowledge and experience to make a meaningful evaluation of the notes, the merits and risks of investing in the notes and the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any pricing supplement; (2) have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the notes and the impact the notes will have on the your overall investment portfolio; (3) have sufficient financial resources and liquidity to bear all of the risks of an investment in the notes; (4) understand thoroughly the terms of the notes and be familiar with the behavior of any relevant indices and financial markets; and (5) be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

Notes are complex financial instruments. You should not invest in the notes unless you have the expertise (either alone or with a financial adviser) to evaluate how the notes will perform under changing conditions, the resulting effects on the value of the notes, and the impact this investment will have on your overall investment portfolio.

CAPITALIZATION

The following table sets forth the capitalization of the Company and its consolidated subsidiaries at March 31, 2015.

March 31, 2015
Outstanding
(in millions of U.S. dollars)
Short-term debt, including current portion of long-term debt	$—
Long-term debt, less current portion	14,291.8
Shareholders’ equity	11,403.3
Total capitalization(1)	$25,695.1

(1)            At March 31, 2015, we had 3.5 billion authorized shares of common stock, with $0.01 par value, of which 1,660.6 million were issued and 958.5 million were outstanding. There has been no material change in our consolidated capitalization since March 31, 2015, except for a $3.6 billion increase in long-term debt primarily due to bond issuances partly offset by debt repayments.

IMPORTANT CURRENCY INFORMATION

You are required to pay for each note in the currency specified by us. You may ask an agent, if applicable, to use its reasonable efforts to arrange for the exchange of U.S. dollars into the specified currency to enable you to pay for such note. You must make this request on or before the fifth Business Day preceding the delivery date for such note or by a later date if allowed by the agent. Each exchange will be made on the terms and conditions established by the agent, if applicable, and all costs will be paid by you. There can be no assurances that you will be able to convert such currencies into U.S. dollars on a timely basis or at all.

DESCRIPTION OF NOTES

The following description of terms of the notes supplements the general description of the debt securities provided in the accompanying prospectus. However, the pricing supplement and any free writing prospectus for each offering of notes will contain the specific information and terms for that offering. The pricing supplement and any free writing prospectus may also add, update or change information contained in this prospectus supplement or the accompanying prospectus. If the information in the pricing supplement or any such free writing prospectus differs from this prospectus supplement, the pricing supplement or free writing prospectus, as the case may be, will control. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the pricing supplement and any free writing prospectus in making your investment decision.

We have provided a glossary at the end of this prospectus supplement to define any capitalized words we use but do not define in this prospectus supplement.

General

We will issue the notes as a single series of debt securities under the Senior Indenture. We may use this prospectus supplement to offer an indeterminate aggregate initial public offering price of notes. If payments on any notes must be made in the currency of a country that adopts the Euro subsequent to the issuance of the notes, then we may redenominate all of those notes into Euro by giving holders notice of the redenomination as described under “—Redenomination” below.

The notes will be issued in fully registered form only, without coupons.

Each note will be issued either as a “book-entry” note, represented by a permanent global note registered in the name of The Depository Trust Company (“DTC”), or its nominee, or as a certificate issued in temporary or definitive form. Except as described below under “—Book-Entry System,” book-entry notes will not be issuable in certificated form.

Unless otherwise described in the applicable pricing supplement, the authorized denominations for notes denominated in U.S. dollars will be $1,000 and any larger amount that is a multiple of $1,000. The authorized denominations of notes denominated in some other specified currency will be described in the applicable pricing supplement.

Each note will mature on any day from one year to 60 years from its date of issue. However, each note may also be subject to redemption at our option or repayment at the option of the holder, as described in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect of the notes will be made in, U.S. dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect of the notes may be made in one or more foreign currencies. See “Special Provisions Relating to Foreign Currency Notes—Payment of Principal, Premium, if any, and Interest, if any.” The currency in which notes are denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the “specified currency” with respect to the particular note. References to “United States dollars,” “U.S. dollars” or “$” are to the lawful currency of the United States of America.

You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. The agent from or through which a foreign currency note is purchased, if applicable, may be prepared to arrange for the conversion of U.S. dollars into the specified currency in order to enable you to pay for your foreign currency note, provided that you make a request to that agent on or prior to the fifth Business Day preceding the date of delivery of the particular foreign currency note, or by any other day determined by that agent. Each conversion will be made by an agent, if applicable, on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. See “Special Provisions Relating to Foreign Currency Notes.”

The pricing supplement or any free writing prospectus relating to notes will describe the following terms:

•               the specified currency;

•               whether the note is a fixed rate note and, if so, the rate per year at which it will bear interest, if any, and the dates on which interest will be payable if other than February 15 and August 15;

•               whether the note is a floating rate note and, if so, the base rate, the initial interest rate, the interest reset period, the interest payment dates, the Index Maturity, the maximum interest rate, if any, the minimum interest rate, if any, the Spread and/or Spread Multiplier, if any, and any other terms relating to the particular method of calculating the interest rate for the note;

•               whether the note is an indexed note and, if so, the manner in which principal or interest will be determined;

•               whether the note is an amortizing note;

•               the issue price;

•               the original issue date;

•               the stated maturity date;

•               whether the note is an Original Issue Discount Note;

•               whether the note may be redeemed at our option, or repaid at the holder’s option, prior to the stated maturity date as described further under “—Optional Redemption, Repayment and Repurchase” below, and if so, the terms of the redemption or repayment; and

•               any other terms that do not conflict with the provisions of the Senior Indenture.

Interest rates that we offer with respect to the notes may differ depending on, among other things, the aggregate principal amount of the notes purchased in any single transaction.

Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may, from time to time, change interest rates or formulas and other terms of notes, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

Except as described in this prospectus supplement, there are no covenants specifically designed to protect you against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions that may adversely affect you.

Payment of Principal, Premium, if any, and Interest, if any

We will make payments of principal, premium, if any, and interest, if any, on book-entry notes through the Trustee to DTC. Beneficial owners will be paid in accordance with DTC’s and its participants’ procedures. See “—Book-Entry System.”

If the note is a certificated security, U.S. dollar payments of interest on notes are generally payable to the person in whose name the note is registered at the close of business on the record date before each interest payment date. However, interest will be payable at Maturity to the person to whom principal is payable. The first interest payment on any note originally issued between a record date and an interest payment date or on an interest payment date will be made on the interest payment date after the next record date. If you hold at least $10,000,000 (or the equivalent thereof in a specified currency other than U.S. dollars) in aggregate principal amount of notes of like tenor and term, you will be entitled to receive your U.S. dollar interest payments by wire transfer, but only if the paying agent has received your wire transfer instructions not later than 15 days before the applicable interest payment date. Simultaneously with your election to receive payments in a currency other than U.S. dollars, as discussed earlier, you must provide wire transfer payment instructions to the paying agent, and all payments made in that currency will be made by wire transfer to an account maintained by you with a bank located outside the United States. Any payment due at Maturity will be paid in immediately available funds upon surrender of your note at the agency office of the paying agent located in East Syracuse, New York. The agency office for The Bank of New York Mellon Trust Company, N.A. is located at The Bank of New York Mellon, 111 Sanders Creek Parkway, East Syracuse, New York 13057.

Unless otherwise specified in the applicable pricing supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under “Description of Debt Securities—Events of Default” in the accompanying prospectus, the amount of principal due and payable will be limited to the principal amount of the note multiplied by the sum of its issue price (expressed as a percentage of the principal amount) plus the original issue discount amortized from the date the note was issued to the date of declaration, which amortization shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

Unless otherwise specified in the applicable pricing supplement, the record date for any interest payment date for a floating rate note will be the date (whether or not a Business Day) 15 calendar days immediately before the interest payment date, and for a fixed rate note will be February 1 or August 1 (whether or not a Business Day) immediately before the interest payment date or Maturity, as the case may be.

Interest payments on the notes will equal the amount of interest accrued from, and including, the immediately preceding interest payment date on which interest was paid or made available for payment (or from and including the date of issue, if no interest has been paid) to, but excluding, the related interest payment date or Maturity, as the case may be.

For information on payment of principal and interest of foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes.”

Transfer of Notes

Book-entry notes may be transferred or exchanged only through DTC. See “—Book-Entry System.” Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by the Trustee for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee. No service charge will be imposed for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

Fixed Rate Notes

Each fixed rate note will bear interest from the date it is originally issued, or from the last interest payment date to which interest has been paid or duly provided for, to, but excluding, the next interest payment date, at the rate per year stated on its face until the principal amount is paid or made available for payment. Unless otherwise set forth in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each February 15 and August 15 and at Maturity. Each payment of interest on an interest payment date will include interest accrued to, but excluding, such interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed using a 360-day year of twelve 30-day months.

If any payment date for a fixed rate note falls on a day that is not a Business Day, we will make the payment on the next Business Day, without additional interest.

Floating Rate Notes

Each floating rate note will have an interest rate formula set forth, or otherwise described, in the applicable pricing supplement. The formula may be based on:

•               the CMT Rate;

•               the Commercial Paper Rate;

•               the Federal Funds Rate;

•               LIBOR;

•               the Prime Rate;

•               the Treasury Rate; or

•               another Base Rate or formula described in the pricing supplement.

The pricing supplement will also indicate any Spread and/or Spread Multiplier, which would be applied to the interest rate formula to determine the interest rate. Any floating rate note may have a maximum or minimum interest rate limitation.

We have appointed a calculation agent to calculate interest rates on the floating rate notes. Unless we choose a different party in the pricing supplement, the paying agent will be the calculation agent for each note. Upon request, the calculation agent will provide the current interest rate and, if determined and different, the interest rate that will become effective on the next Interest Reset Date (as defined below).

The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually (this period is the “Interest Reset Period,” and the first day of each Interest Reset Period is an “Interest Reset Date”), as specified in the pricing supplement. Unless otherwise specified in the pricing supplement, the Interest Reset Dates will be:

•               for floating rate notes that reset daily, each Business Day;

•               for floating rate notes (other than Treasury Rate notes) that reset weekly, Wednesday of each week;

•               for Treasury Rate notes that reset weekly, Tuesday of each week (except as provided below under “—Treasury Rate Notes”);

•               for floating rate notes that reset monthly, the third Wednesday of each month;

•               for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•               for floating rate notes that reset semiannually, the third Wednesday of each of the two months of each year specified in the pricing supplement; and

•               for floating rate notes that reset annually, the third Wednesday of one month of each year specified in the pricing supplement.

If an Interest Reset Date for any floating rate note falls on a day that is not a Business Day, it will be postponed to the following Business Day, except that, in the case of a LIBOR note, if that Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Unless otherwise specified on the applicable pricing supplement, floating rate notes will accrue interest from and including the original issue date or the last date to which interest has been paid or provided for, as the case may be, up to but excluding the applicable Interest Payment Date, as described below, or Maturity, as the case may be.

Unless otherwise specified on the applicable pricing supplement, accrued interest on floating rate notes will be calculated by multiplying the principal amount of such note (or, in the case of an indexed note, unless otherwise specified in the pricing supplement, the face amount of such indexed note) by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable pricing supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the interest rate in effect on that day by 360, in the case of Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes or CMT Rate notes. For these calculations, the interest rate in effect on any Interest Reset Date will be the new reset rate.

The calculation agent will round all percentages resulting from any calculation of the rate of interest on a floating rate note, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five millionths of a percentage point

(.00000005) rounded upward, and all currency amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

Unless we specify otherwise in the applicable pricing supplement, we will pay interest on floating rate notes as follows:

•               for notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable pricing supplement;

•               for notes that reset quarterly, on the third Wednesday of March, June, September and December of each year;

•               for notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the pricing supplement; and

•               for notes that reset annually, on the third Wednesday of one month of each year specified in the pricing supplement.

Each of the above dates is an “Interest Payment Date.” We will also pay interest on all notes at Maturity.

If an Interest Payment Date (other than at Maturity) for any floating rate note falls on a day that is not a Business Day, it will be postponed to the following Business Day, except that, in the case of a LIBOR note, if that Business Day would fall in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day.

If the Maturity for a floating rate note falls on a day that is not a Business Day, we will make the payment on the next Business Day, without additional interest.

References below to information services include any successor information services.

CMT Rate Notes

Each CMT Rate note will bear interest at a specified rate that will be reset periodically based on the CMT Rate and any Spread or Spread Multiplier.

“CMT Rate” means:

(1)  if CMT Reuters Page FRBCMT is specified in the applicable pricing supplement:

(a)  the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15 (519) under the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters 3000 Xtra Service (“Reuters”) (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date;

(b)  if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15 (519) under the caption “Treasury Constant Maturities”;

(c)  if the rate referred to in clause (b) does not so appear in H.15 (519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15 (519);

(d)  if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that Calculation Date of three leading primary U.S. government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a “Reference Dealer”), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time;

(e)  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated;

(f)  if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time;

(g)  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h)  if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date or, if none, the initial interest rate.

(2)  if CMT Reuters Page FEDCMT is specified in the applicable pricing supplement:

(a)  the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15 (519) opposite the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters (or any successor service) on page FEDCMT (or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls;

(b)  if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT by 3:00 p.m., New York City time, on the related Calculation Date, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15 (519) opposite the caption “Treasury Constant Maturities”;

(c)  if the rate referred to in clause (b) does not so appear in H.15 (519) by 3:00 p.m., New York City time, on the related Calculation Date, the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls;

(d)  if the rate referred to in clause (c) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time;

(e)  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated;

(f)  if fewer than three prices referred to in clause (d) are provided as requested, the rate calculated by the calculation agent shall be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for U.S. Treasury Securities with an original maturity of the number of years that is the next highest to the Index Maturity specified in the applicable pricing supplement and a remaining term to maturity closest to that Index Maturity and in an amount that is representative for a single transaction in the securities in that market at that time;

(g)  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate calculated by the calculation agent based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h)  if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date or, if none, the initial interest rate.

If two U.S. Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the U.S. Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate Notes

Each Commercial Paper Rate note will bear interest at a specified rate that will be reset periodically based on the Commercial Paper Rate and any Spread and/or Spread Multiplier.

“Commercial Paper Rate” means:

(1)  the Money Market Yield on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement, as published in H.15 (519) under the caption “Commercial Paper—Nonfinancial”;

(2)  if the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”;

(3)  if the rate referred to in clause (2) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date shall be the Money Market

Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the agents or their affiliates) selected by the calculation agent for commercial paper of the particular Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization; or

(4)  if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date or, if none, the initial interest rate.

Federal Funds Rate Notes

Each Federal Funds Rate note will bear interest at a specified rate that will be reset periodically based on the Federal Funds Rate and any Spread and/or Spread Multiplier.

“Federal Funds Rate” means:

(1)  the rate on the particular Interest Determination Date for U.S. dollar federal funds as published in H.15 (519) under the caption “Federal Funds (Effective)” and displayed on Reuters (or any successor service) on page FEDFUNDS1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”);

(2)  if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”;

(3)  if the rate referred to in clause (2) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date shall be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their affiliates), selected by the calculation agent prior to 9:00 a.m., New York City time, on that Interest Determination Date; or

(4)  if the brokers so selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date, or, if none, the initial interest rate.

LIBOR Notes

Each LIBOR note will bear interest at a specified rate that will be reset periodically based on LIBOR and any Spread and/or Spread Multiplier. If LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, the method for determining such rate will be specified in the pricing supplement. If LIBOR is indexed to the offered rate for U.S. dollar deposits, “LIBOR” shall be determined by the calculation agent as described below.

“LIBOR” means:

(1)  the arithmetic mean of the offered rates (or the offered rate, if the Designated LIBOR Page by its terms provides only for a single rate), calculated by the calculation agent for deposits in the LIBOR Currency having the Index Maturity designated in the pricing supplement that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on the particular Interest Determination Date;

(2)  if fewer than two offered rates appear (or no rate appears and the Designated LIBOR Page by its terms provides only for a single rate) on the particular Interest Determination Date on the Designated LIBOR Page as specified in clause (1), the arithmetic mean calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks (which may include the agents or their respective affiliates), in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time;

(3)  if fewer than two offered quotations referred to in clause (2) are provided as requested, the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include the agents or their affiliates), in that Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified in the pricing supplement and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(4)  if the banks so selected by the calculation agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date.

Prime Rate Notes

Each Prime Rate note will bear interest at a specified rate that will be reset periodically based on the Prime Rate and any Spread and/or Spread Multiplier.

“Prime Rate” means:

(1)  the rate on the particular Interest Determination Date as published in H.15 (519) under the caption “Bank Prime Loan”;

(2)  if the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”;

(3)  if the rate referred to in clause (2) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page as the applicable bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the particular Interest Determination Date;

(4)  if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the calculation agent on the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the particular Interest Determination Date by three major banks (which may include the agents or their affiliates) in The City of New York selected by the calculation agent; or

(5)  if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date or, if none, the initial interest rate.

Treasury Rate Notes

Each Treasury Rate note will bear interest at a specified rate that will be reset periodically based on the Treasury Rate and any Spread and/or Spread Multiplier.

“Treasury Rate” means:

(1)  the rate from the auction (the “Auction”) held on the Treasury Rate Determination Date of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement, under the caption “INVESTMENT RATE” and displayed on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace the specified page on that service) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace the specified page on that service) (“Reuters Page USAUCTION11”);

(2)  if the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”;

(3)  if the rate referred to in clause (2) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the U.S. Department of the Treasury;

(4)  if the rate referred to in clause (3) is not so announced by the U.S. Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the Treasury Rate Determination Date of the applicable Treasury Bills as published in H.15 (519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”;

(5)  if the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the Treasury Rate Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”;

(6)  if the rate referred to in clause (5) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the Treasury Rate Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate Determination Date, of three leading primary U.S. government securities dealers (which may include the agents or their affiliates) selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

(7)  if the dealers so selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the Treasury Rate Determination Date, or if none, the initial interest rate.

European Monetary Union

Unless we specify otherwise in the applicable pricing supplement, to the extent legally permissible, neither the occurrence or non-occurrence of an EMU Event (as defined below), nor the entry into force of any law, regulation, directive or order that requires us to redenominate on terms different from those we describe below, will alter any term of, or discharge or excuse performance under, the Senior Indenture or the notes, nor would it permit the Trustee, the holders of the notes or us the right unilaterally to alter or terminate the Senior Indenture or the notes or give rise to any event of default or otherwise be the basis for any rescission or renegotiation of the Senior Indenture or the notes. To the extent legally permissible, the occurrence or non-occurrence of an EMU Event will be considered to occur automatically pursuant to the terms of the notes.

An “EMU Event” means any event associated with the European Monetary Union in the European Community, including:

•               the fixing of exchange rates between the currency of a Participating Member State and the Euro or between the currencies of Participating Member States;

•               the introduction of the Euro as the lawful currency in a Participating Member State;

•               the withdrawal from legal tender of any currency that, before the introduction of the Euro, was the lawful currency in any of the Participating Member States;

•               the disappearance or replacement of a relevant rate option or other price source for the currency of any Participating Member State or the failure of the agreed price or rate sponsor or screen provider to publish or display the required information; or

•               any combination of the above.

Redenomination

If payments on the notes are to be made in a foreign currency and the issuing country of that currency becomes a Participating Member State, then we may, solely at our option and without the consent of holders or the need to amend the Senior Indenture or the notes, redenominate all of those notes into Euro (whether or not any other similar debt securities are so redenominated) on any interest payment date and after the date on which that country became a Participating Member State. We will give holders at least 30 days’ notice of the redenomination, including a description of the way we will implement it.

If we elect to redenominate a tranche of notes, the election to redenominate will have effect, as follows:

•               each denomination will be deemed to be denominated in such amount of Euro as is equivalent to its denomination or the amount of interest so specified in the relevant foreign currency at the fixed conversion rate adopted by the Council of the European Union for the relevant foreign currency, rounded down to the nearest Euro 0.01;

•               after the redenomination date, all payments in respect of those notes, other than payments of interest in respect of periods commencing before the redenomination date, will be made solely in Euro as though references in those notes to the relevant foreign currency were to Euro. Payments will be made in Euro by credit or transfer to a Euro account (or any other account to which Euro may be credited or transferred) specified by the payee, or at the option of the payee, by a Euro cheque;

•               if those notes are notes which bear interest at a fixed rate and interest for any period ending on or after the redenomination date is required to be calculated for a period of less than one year, it will be calculated on the basis of the applicable fraction specified in the applicable pricing supplement;

•               if those notes are notes which bear interest at a floating rate, the applicable pricing supplement will specify any relevant changes to the provisions relating to interest; and

•               such other changes shall be made to the terms of those notes as we may decide, after consultation with the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in Euro or to enable those notes to be consolidated with other notes, whether or not originally denominated in the relevant foreign currency or Euro. Any such other changes will not take effect until after they have been notified to the holders.

Indexed Notes

We may offer indexed notes under which principal or interest is determined by reference to an index related to:

•               the rate of exchange between the specified currency for such note and another designated currency;

•               the difference in the price of a specified commodity on specified dates;

•               the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

•               any other objective price or economic measures described in the pricing supplement.

We will describe the manner of determining principal and interest amounts in the pricing supplement. We will also include historical and other information regarding the index or indexes and information concerning tax consequences to holders of indexed notes.

Interest payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal payable upon redemption or repayment prior to Maturity will be the face amount, the index principal amount at the time of redemption or repayment or some other amount.

Amortizing Notes

We may offer amortizing notes. Unless otherwise specified in the pricing supplement, interest on an amortizing note will be computed using a 360-day year of twelve 30-day months. Payments on amortizing notes will be applied first to interest due and payable and then to the unpaid principal amount. Further information about amortizing notes will be specified in the pricing supplement.

Book-Entry System

Upon issuance, all notes having the same original issue date and otherwise identical terms will be represented by one or more global notes. Each global note representing book-entry notes will be deposited with DTC. This means that we will not issue certificates to each holder. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred, except that DTC, its nominees and their successors may transfer a global note as a whole to one another.

Beneficial interests in global notes will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that certain purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global note.

We will wire principal and interest payments to DTC or its nominee. We and the Trustee will treat DTC or its nominee as the owner of a global note for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global note to owners of beneficial interests in a global note.

It is DTC’s current practice, upon receipt of any payment of principal or interest and corresponding detail information from us or the Trustee, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global note as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants whose accounts are credited with notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in a global note, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with notes held for the account of customers registered in “street name.” However, payments by participants to beneficial owners will be the responsibility of the participants and not our responsibility or that of DTC or the Trustee.

Notes represented by a global note will be exchangeable for certificated notes with the same terms in authorized denominations only if:

•               DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days;

•               we determine not to require all of the notes of a series to be represented by global notes and notify the Trustee of our decision; or

•               there shall have occurred and be continuing an event of default with respect to the applicable notes of any series.

Information Relating to DTC

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC, from time to time. Neither we nor the agents take any responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

•               DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•               DTC holds securities that its direct participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•               Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•               DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the NYSE MKT LLC, and the Financial Industry Regulatory Authority, Inc.

•               Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which are referred to as “Indirect Participants” and, together with the Direct Participants, the “Participants.”

•               The rules applicable to DTC and its Participants are on file with the SEC.

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully registered global note will be issued for each issue of book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, then one global note will be issued with respect to each $500,000,000 of principal amount, and an additional global note will be issued with respect to any remaining principal amount of such issue.

Purchases of book-entry notes under DTC’s system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on DTC’s records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a global note (“Beneficial Owner”) is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global note representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global note representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such book-entry notes is discontinued.

To facilitate subsequent transfers, all global notes representing book-entry notes which are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes representing the book-entry notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect, from time to time. Beneficial Owners of global notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, Beneficial Owners of global notes may wish to ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners; in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global notes are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global notes representing the book-entry notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, premium, if any, and/or interest, if any, on the global notes representing the book-entry notes will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee for such notes on the payable date in accordance with the respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, on any of the global notes representing book-entry notes to DTC is the responsibility of the Company and the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner will give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the Trustee, and will effect delivery of the applicable book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global note or notes representing such book-entry notes, on DTC’s records, to the Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note or notes representing such book-entry notes are transferred by Direct Participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificated notes will be printed and delivered.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global notes.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

Clearstream Luxembourg and Euroclear Systems

Investors may elect to hold interests in book-entry notes through either DTC (in the United States) or Clearstream Banking S.A. (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants of those systems, or indirectly, through organizations that are participants in such systems. Interests held through Clearstream Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ securities accounts.

Clearstream Luxembourg has advised us that it was incorporated as a limited liability company under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between

Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in many currencies, including U.S. dollars. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier (Commission for the Supervision of the Financial Sector). Clearstream Luxembourg Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the agents or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg Participant.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the agents or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary of Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear, respectively, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant in DTC will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Luxembourg Participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by, or through a Clearstream Luxembourg Participant or a Euroclear Participant to a Participant in DTC will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

Optional Redemption, Repayment and Repurchase

The pricing supplement for a note will indicate whether we will have the option to redeem the note before the stated maturity and the price and date or dates on which redemption may occur. If we are allowed to redeem a note, we may exercise the option by causing the Trustee or the paying agent to mail notice of redemption to the holders at least 30 but not more than 60 days before the redemption date. If a note is only redeemed in part, we will issue a new note or notes for the unredeemed portion.

The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.

For a note to be repaid, the paying agent must receive, at least 30 but not more than 45 days prior to an optional repayment date, such note with the form entitled “Option to Elect Repayment” on the reverse of the note completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the note and the form entitled “Option to Elect Repayment” will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a note for repayment, that act will be irrevocable. You may exercise the repayment option for less than the entire principal of the note, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your note will be cancelled, and we will issue a new note or notes for the remaining amount.

DTC or its nominee will be the holder of each global note and will be the only party that can exercise a right of repayment. If you are a Beneficial Owner of a global note and you want to exercise your right of repayment, you must instruct your broker or Indirect Participant through which you hold your interest to notify DTC. You should consult your broker or such Indirect Participant to discuss the appropriate cut-off times and any other requirements for giving this instruction.

Regardless of anything in this prospectus supplement to the contrary, if a note is an Original Issue Discount Note (other than an indexed note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an Original Issue Discount Note will be equal to (1) the issue price plus (2) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an Original Issue Discount Note exceed its principal amount.

We may at any time purchase notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any notes that we purchase.

Other Provisions; Addenda

We may modify any provisions of a note by using the section marked “Other Provisions” on the face of the note or by providing an addendum to the note, and, in each case, as specified in the applicable pricing supplement.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See “Risk Factors—Foreign Currency Notes Are Subject to Exchange Rate and Exchange Control Risks.”

Payment of Principal, Premium, if any, and Interest, if any

Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, a foreign currency note in the specified currency. Any amounts so payable by us in the specified currency will be converted by the exchange rate agent named in the applicable pricing supplement (the “exchange rate agent”) into U.S. dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the specified currency.

Any U.S. dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on that date, the last date on which such rate was quoted) from three (or, if three are not available, then two) recognized foreign exchange dealers (which may include the agents, their affiliates or the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on that payment date in the aggregate amount of the specified currency payable to all registered holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of foreign currency notes by deductions from any payments. If at least two bid quotations are not available, payments will be made in the specified currency, except as described below under “—Availability of Specified Currency.”

Registered holders of foreign currency notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the specified currency by submitting a written request to the Trustee at its corporate trust office in The City of New York on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the Trustee on or prior to a record date or at least fifteen calendar days prior to the Maturity, as the case may be. Registered holders of foreign currency notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable pricing supplement, if the specified currency is other than U.S. dollars, a Beneficial Owner of a global security that elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the Participant through which it owns its interest on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity, as the case may be, of its election. The applicable Participant must notify the depositary of its election on or prior to the third Business Day after the applicable record date or at least twelve calendar days prior to the Maturity, as the case may be, and the depositary will notify the Trustee of that election on or prior to the fifth Business Day after the applicable record date or at least ten calendar days prior to the Maturity, as the case may be. If complete instructions are received by the Participant from the applicable Beneficial Owner and forwarded by the Participant to the depositary, and by the depositary to the Trustee, on or prior to such dates, then the applicable Beneficial Owner will receive payments in the specified currency.

We will make payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes that are to be made in U.S. dollars in the manner specified herein with respect to notes denominated in U.S. dollars. See “Description of Notes—General.” We will make payments of interest, if any, on foreign currency notes that are to be made in the specified currency on an Interest Payment Date other than the Maturity by check mailed to the address of the registered holders of their foreign currency notes as they appear in the security register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under “Description of Notes—General.” We will make payments of principal of, and premium, if any, and/or interest, if any, on, foreign currency notes that are to be made in the specified currency on the Maturity by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by the Trustee for this purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make these payments in accordance with its normal procedures.

Availability of Specified Currency

If the specified currency for foreign currency notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the registered holders of these foreign currency notes by making payments in U.S. dollars on the basis of the Market Exchange Rate, computed by the exchange rate agent, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

The “Market Exchange Rate” for a specified currency other than U.S. dollars means the noon U.S. dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

All determinations made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

Judgments

Under current Illinois law, a state court in the State of Illinois may, at the request of the claimant, render a judgment in respect of a foreign currency note in the specified currency. Any such judgment made in the specified currency would be payable in that currency or, at the option of the payor, in the amount of U.S. dollars that would purchase that currency as of the banking day next preceding the date on which the money is paid to the claimant. A non-Illinois state court may not follow the same rules and procedures with respect to payments and conversions of foreign currency judgments.

UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a beneficial owner of a note. This summary is based on laws, regulations, rulings and decisions now in effect, which may change. Any change could apply retroactively and could affect the continued validity of this summary. This summary deals only with beneficial owners that hold notes as capital assets. It does not address specific tax considerations applicable to investors that may be subject to special tax rules, such as entities that are treated as pass-through entities (e.g., partnerships) for U.S. federal income tax purposes or persons who hold the notes through such pass-through entities, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, persons that will hold notes as a hedge against currency or other risks or as a position in a “straddle” or conversion transaction, tax exempt organizations, controlled foreign corporations, former U.S. citizens or residents of the United States subject to special expatriation rules, or persons that have a “functional currency” other than the U.S. dollar. For the purposes of this discussion, a U.S. holder is an individual who is a citizen or resident of the United States, a United States domestic corporation, or any other person that is subject to United States federal income tax on a net income basis in respect of its investment in a note.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in the applicable pricing supplement.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

U.S. Holders

Payments or Accruals of Interest

Payments of or accruals of “qualified stated interest” (as defined below) on a note will be taxable to a U.S. holder as ordinary interest income at the time that the holder accrues or receives such amounts (in accordance with the holder’s method of tax accounting). If a U.S. holder using the cash method of tax accounting receives payments of interest pursuant to the terms of a note in a currency or currency unit other than U.S. dollars (a “foreign currency”), the amount of interest income to be included in income by the holder will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment is converted into U.S. dollars. In the case of a U.S. holder who uses the accrual method of accounting or who is otherwise required to accrue interest prior to receipt, the amount of interest income will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, an accrual basis U.S. holder may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or at the spot rate on the date the holder receives the interest payment if that date is within five business days of the end of the accrual period. A U.S. holder that makes this election must apply it consistently to all debt instruments from year to year, including all debt instruments subsequently acquired, and cannot change the election without the consent of the Internal Revenue Service (“IRS”). A U.S. holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

A U.S. holder’s tax basis in a note generally will equal the cost of the note to that holder, increased by any amounts includible in income by the holder as original issue discount and market discount, and reduced (but not below zero) by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on the note. The cost to a U.S. holder of a note denominated in a foreign currency will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. In the case of a foreign currency note that is traded on an established securities market, a cash-basis U.S. holder (or, if it so elects, an accrual-basis U.S. holder) will determine the U.S. dollar value of the cost of the note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to the holder’s tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in taxable gain or loss for a U.S. holder.

Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the transaction (less any accrued but unpaid qualified stated interest, which will be taxable as such) and the U.S. holder’s tax basis in the note. If a U.S. holder receives foreign currency in respect of the sale, exchange or retirement of a foreign currency note, the amount realized generally will be the dollar value of the foreign currency the holder receives calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. In the case of a foreign currency note that is traded on an established securities market, a cash-basis U.S. holder (or, if it so elects, an accrual-basis U.S. holder) will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The election available to accrual-basis U.S. holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year, including all debt instruments subsequently acquired, and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount and foreign currency gain or loss, gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a note generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition, and otherwise will be short-term capital gain or loss. Net long-term capital gains recognized by an individual U.S. holder may be subject to preferential tax rates.  The ability of U.S. holders to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that the holder receives on the note.

Original Issue Discount

U.S. holders of Original Issue Discount Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations. U.S. holders of these notes should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis regardless of when such holder receives the cash attributable to that income.

In general, each U.S. holder of an Original Issue Discount Note with a maturity greater than one year, whether the U.S. holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that the holder owns the note whether or not such U.S. holder has received any cash payment with respect to the notes. The daily portions of original issue discount on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. In the case of an initial holder, the amount of original issue discount on an Original Issue Discount Note allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the note and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an Original Issue Discount Note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

In the case of an Original Issue Discount Note that is a floating rate note qualifying as a variable rate debt instrument as defined in the Treasury Regulations, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. Accordingly, the stated interest that is payable at least annually on a floating rate note generally will be treated as “qualified stated interest” and such a note will not be an Original Issue Discount Note solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. (Additional rules may apply if interest on a floating rate note is based on more than one interest index. We will provide detailed guidance of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.)

The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an Original Issue Discount Note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts so includible in gross income by a U.S. holder in respect of an Original Issue Discount Note denominated in U.S. dollars are generally lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

A U.S. holder generally may make an irrevocable election to include in its income its entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount paid by the holder for the note) under the constant yield method described above. For notes purchased at a premium or bearing market discount in the hands of the U.S. holder, the holder making this election will also be deemed to have made the election (discussed below in “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Note that is also a foreign currency note, a U.S. holder should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so received at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, the holder may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that the U.S. holder has made the election described under “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, a U.S. holder of an Original Issue Discount Note that is also a foreign currency note may recognize a different amount of original issue discount income in each accrual period than would the holder of an otherwise similar Original Issue Discount

Note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Note), a U.S. holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

A subsequent U.S. holder of an Original Issue Discount Note that purchases the note at a cost less than its “remaining redemption amount,” or an initial United States holder that purchases an Original Issue Discount Note at a price other than the note’s issue price, also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if the subsequent holder acquires the Original Issue Discount Note at a price greater than its adjusted issue price, the holder may reduce its periodic inclusions of original issue discount income to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Note is the total of all future payments to be made on the note other than qualified stated interest.

Certain of the Original Issue Discount Notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Original Issue Discount Notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about them since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the notes.

Short-Term Notes

The rules described above will also generally apply to Original Issue Discount Notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be Original Issue Discount Notes. Except as noted below, a cash basis U.S. holder of a short-term note will generally not be required to accrue original issue discount currently, but will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period the holder held it. A U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term note may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, any U.S. holder of a short-term note (whether a cash- or accrual-basis holder) can elect to accrue the “acquisition discount,” if any, with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. This election, once made, applies to all obligations acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies unless revoked with the consent of the IRS. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. holder elects to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

As described above, certain of the notes may be subject to special redemption features. These features may affect the determination of whether a note has a maturity of one year or less and thus is a short-term note. If you purchase notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about these features.

Premium and Market Discount

A U.S. holder that purchases a note at a cost greater than the note’s remaining redemption amount will be considered to have purchased the note at a premium, and may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. This election, once made, generally applies to all debt instruments held or subsequently acquired by the holder during or after the first taxable year to which the election applies unless revoked with the consent of the IRS. A U.S. holder that elects to amortize the premium must reduce its tax basis in the note by the amount of the premium amortized during its holding period. Original Issue Discount Notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, the holder should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate used by the U.S. holder for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date when the holder acquired the note. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in the holder’s tax basis when the note matures or is disposed of. Therefore, a U.S. holder that does not elect to amortize premium and that holds the note to Maturity must generally treat the premium as capital loss when the note matures.

If a U.S. holder purchases a note at a price that is lower than the note’s remaining redemption amount, or in the case of an Original Issue Discount Note, the note’s adjusted issue price, by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in the hands of the holder. In this case, gain realized by the holder on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note while held by the holder. In addition, the holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at the election of the holder, under a constant yield method. A U.S. holder must accrue market discount on a foreign currency note in the specified currency. The amount includible in income by a U.S. holder in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that the note is disposed of.

A U.S. holder may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. The election, once made, applies to all market discount debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies unless revoked with the consent of the IRS. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payment

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Medicare Tax

A 3.8% Medicare tax is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separate returns) and on the undistributed net investment income of certain estates and trusts.  For these purposes, “net investment income” generally will include interest (including interest paid or accrued with respect to the notes), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of notes) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.

Information Reporting and Backup Withholding

The paying agent or other reporting agent will be required to file information returns with the IRS with respect to payments made to certain U.S. holders.  In addition, certain U.S. holders may be subject to a backup withholding tax (currently at a rate of 28%) in respect of these payments if they do not provide their taxpayer identification numbers to the paying agent or other reporting agent.

Non-U.S. Holders

If a holder is a non-resident alien individual or a foreign corporation that is the beneficial owner of the notes (a “non-U.S. holder”):

(a) payments of interest (including any original issue discount) on a note made to such non-U.S. holder will not be subject to withholding of U.S. federal income tax, provided that, with respect to payments of interest on a note, (i) the non-U.S. holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership; (ii) the beneficial owner provides a statement signed under penalties of perjury (typically, on IRS Form W-8BEN or W-8BEN-E) that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a non-U.S. holder); (iii) the non-U.S. holder has provided any direct or indirect information with respect to its direct and indirect U.S. owners; and (iv) if the non-U.S. holder or any intermediary through which it holds notes is a “foreign financial institution” (as defined below), each such entity has entered into an agreement with the U.S. government, pursuant to which it agrees, among other responsibilities, to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors, or otherwise establishes an exemption; and

(b) such non-U.S. holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of the note, provided that, (i) the gain of such holder is not effectively connected with the holder’s conduct of a trade or business in the United States (and, if certain treaties apply, is not attributable to a permanent establishment maintained by the non-U.S. holder within the United States); (ii) if the non-U.S. holder is an individual holder, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption (and does not satisfy certain other conditions); and (iii) in the case of a sale, exchange, redemption or other taxable disposition of a note effected on or after January 1, 2017, (x) the non-U.S. holder has provided any direct or indirect information with respect to its direct and indirect U.S. owners; and (y) if the non-U.S. holder or any intermediary through which it holds notes is a “foreign financial institution” (as defined below), each such entity has entered into an agreement with the U.S. government, pursuant to which it agrees, among other responsibilities, to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors, or otherwise establishes an exemption.

If U.S. tax is imposed as a result of a failure to comply with the documentation requirements described in clauses (a)(iii) and (iv) or (b)(iii) above, the beneficial owner may be entitled to a refund if the required information is provided to the IRS.

For purposes of the discussion in paragraphs (a) and (b) above, a “foreign financial institution” generally is a non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business; (ii) as a substantial portion of its business, holds financial assets for the account of others; or (iii) is engaged (or holds itself out as being engaged) primarily in the business of investing, reinvesting, or trading in securities, partnership interests or commodities, or interests in securities, partnership interests or commodities.

U.S. information reporting requirements and backup withholding tax will not apply to payments on a note made to a non-U.S. holder if the statement described in paragraph (a)(ii) above is duly provided.

Backup withholding is not an additional tax.  Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability.  A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS and furnishing the required information.

PLAN OF DISTRIBUTION

Under the terms of the Distribution Agreement, dated as of September 28, 2009, as amended (the “Distribution Agreement”), we will offer the notes on a continuous basis to or through the agents. The agents, individually or in a syndicate, may purchase notes, as principal, from us, from time to time, for resale to investors and other purchasers at varying prices.  Such prices relate to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree that an agent may utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from 0.150% to 0.750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale.

The following table summarizes the commissions or discounts payable in connection with our offering of the notes with stated maturities of 30 years or less:

		Agents’ Commissions and
	Price to Public	Discounts	Proceeds to the Company
Per Note	100%	0.150% to 0.750%	99.850% to 99.250%

Unless otherwise specified in the pricing supplement, any note sold to an agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a note of identical maturity. We reserve the sole right to accept offers to purchase notes, withdraw, cancel or modify the offer made hereby without notice, and may reject offers in whole or in part (whether placed directly by us or through an agent). Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Agents may sell notes purchased from us as principal to other dealers for resale to investors and other purchasers and may provide any portion of the discount received in connection with their purchase from us to such dealers. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will not have an established trading market when issued. Also, the notes will not be listed on any securities exchange. The agents may, from time to time, make a market in the notes but are not obligated to do so and may discontinue any market making at any time without notice.  The agents may, from time to time, purchase and sell notes in the secondary market but are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or be maintained or that there will be liquidity in the secondary market if one develops.

In connection with an offering of notes purchased by one or more agents as principal on a fixed public offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those agents create a short position in notes, that is, if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

Neither we nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any agent makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may, from time to time, engage a dealer other than an agent to solicit a specific purchase of notes if (a) that dealer is engaged on terms substantially similar, including the same commission schedule, to the applicable terms of the Distribution Agreement entered into between us and the agents, and (b) the agents are given notice of the purchase, including the terms thereof, promptly after the purchase has been agreed to.  Each such dealer will act individually in connection with the notes and not collectively or jointly with the agents. We may also sell notes directly to investors and other purchasers on our own behalf in those jurisdictions where we are permitted to do so.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification.

Standard Chartered Bank will not effect any offers or sales of any notes offered in this prospectus supplement in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.  Standard Chartered Bank’s identification as an agent in this prospectus supplement should not be deemed to be an offer by it to sell notes in the United States or a solicitation of an offer by persons in the United States to buy notes from it.

We estimate that our expenses that will be incurred in connection with the offering and sale of the notes, excluding any fees and commissions paid to the SEC and the agents, will total approximately $147,500.

In the ordinary course of its business, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they were, and may be, paid customary fees and expenses. To the extent that the net offering proceeds, not including underwriting compensation, of any offering of the notes are used to repay indebtedness owed to affiliates of the agents, such offerings will be made pursuant to FINRA Rule 5121.  In addition, U.S. Bancorp Investments, Inc., one of the agents, is an affiliate of the Trustee.

In addition, the agents have advised that, in the ordinary course of their business activities, they and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.  The agents have also advised us that, if they or their affiliates have a lending relationship with us, they would expect to hedge their credit exposure to us, and even in the absence of a lending relationship, they may do so, in each case consistent with their customary risk management policies.  The agents have advised us that typically they and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.  Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.  The agents have also advised us that they and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

This document is not a prospectus for purposes of the Prospectus Directive.

In relation to each Member State (as defined in the Prospectus Directive) of the European Economic Area that has implemented the Prospectus Directive (each such Member State, a “Relevant Member State”), each agent has represented and agreed, and each further agent appointed under the Distribution Agreement will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement, the final terms and any pricing supplement in relation thereto, to the public in that Relevant Member State (the “Securities”), except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Securities to the public in that Relevant Member State:

(a)         if the final terms in relation to the Securities specify that an offer of the Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and we have consented in writing to its use for the purpose of that Non-exempt Offer;

(b)         at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)          at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant agent or agents nominated by us for any such offer; or

(d)         at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities referred to in (b) to (d) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

The European Economic Area selling restriction is in addition to any other selling restrictions set out below.

The United Kingdom

In addition to the provisions identified in the foregoing section “European Economic Area,” the following provisions shall apply in respect of the United Kingdom:

Each agent has represented and agreed, and each further agent appointed under the Distribution Agreement will be required to represent and agree, that:

•               it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•               it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a)-(d) of the Order (all such persons together being referred to as “relevant persons”).   Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”), and each agent has represented and agreed, and each further agent appointed under the Distribution Agreement will be required to represent and agree, that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Law (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

General

The Plan of Distribution and any selling restrictions may be supplemented or modified upon our agreement.  Any such supplement or modification will be set out in the relevant pricing supplement.

GLOSSARY

The following is a glossary of terms used in this prospectus supplement.

“2010 PD Amending Directive” means Directive 2010/73/EU amending the Prospectus Directive and Directive 2004/109/EC, as amended, on the harmonization of transparency requirements in relation to information about issuers whose securities are admitted to trading on a regulated market.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

“Business Day” means any day, other than Saturday or Sunday, that is:

•               neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York, The City of Chicago or, if the specified currency for a note is other than U.S. dollars or Euro, the Principal Financial Center of the country issuing such currency;

•               if the specified currency for the note is Euro, a day on which the TARGET System is operating or in any other place or any other days as may be specified in the pricing supplement; and

•               if the note is a LIBOR note, a London Business Day.

“Calculation Date” means the date by which the calculation agent calculates an interest rate for a floating rate note, which will be one of the following:

•               “CMT Rate”—the earlier of

–– the tenth calendar day after the related CMT Rate Interest Determination Date or, if such day is not a Business Day, the next Business Day, or

–– the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

•               “Commercial Paper Rate”—the earlier of

–– the tenth calendar day after the related Commercial Paper Rate Interest Determination Date or, if such day is not a Business Day, the next Business Day, or

–– the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

•               “Federal Funds Rate”—the earlier of

–– the tenth calendar day after the related Federal Funds Rate Interest Determination Date or, if such day is not a Business Day, the next Business Day, or

–– the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

•         “LIBOR”—the LIBOR Interest Determination Date.

•         “Prime Rate”—the earlier of

–– the tenth calendar day after the related Prime Rate Interest Determination Date or, if such day is not a Business Day, the next Business Day, or

–– the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

•         “Treasury Rate”—the earlier of

–– the tenth calendar day after the related Treasury Rate Interest Determination Date or, if such day is not a Business Day, the next Business Day, or

–– the Business Day immediately before the applicable Interest Payment Date or Maturity, as the case may be.

“CMT Reuters Page” means the display on Reuters (or any successor service) on the page designated in the applicable pricing supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15 (519)). If no such page is specified in the applicable pricing supplement, the CMT Reuters Page shall be CMT Reuters Page FEDCMT, for the most recent week.

“Designated LIBOR Page” means the display on Reuters (or any successor service) on page LIBOR01 (or any other page as may replace the specified page on that service) for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency.

“Fixed Conversion Rate” with respect to any specified currency means the irrevocably fixed conversion rate between the Euro and such specified currency adopted by the Council of the European Union according to Article 109 1(4) first sentence of the Treaty of Rome.

“H.15 (519)” means the publication entitled “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15 (519), available through the Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Index Maturity” for any note is the period of maturity of the instrument, obligation or index from which the base rate is calculated.

“Interest Determination Date” means the date as of which the interest rate for a floating rate note is to be determined, to be effective as of the following Interest Reset Date and calculated no later than the related Calculation Date (except in the case of LIBOR, which is calculated on the related LIBOR Interest Determination Date). The Interest Determination Dates will be indicated in the applicable pricing supplement and in the note.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated, or, if no currency is specified in the applicable pricing supplement, U.S. dollars.

“London Business Day” means a day on which banking institutions are open for business (including dealings in LIBOR Currency) in London.

“Maturity” means the date on which the principal of a note or an installment of principal becomes due and payable as provided in the note or in the Senior Indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise.

“Money Market Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which accrued interest is being calculated.

“Original Issue Discount Note” means

•               any note where the difference between (x) the first price at which a substantial amount of the notes that are part of the same issue is sold for money (other than to an underwriter, placement agent or wholesaler) and (y) the stated redemption price at the maturity of the note is at least 0.25% of that stated redemption price multiplied by the number of full years from the issue date to the stated maturity; and

•               any other note we designate as issued with original issue discount for U.S. federal income tax purposes. The stated redemption price at Maturity of an Original Issue Discount Note is the total of all payments to be made under the Original Issue Discount Note, other than payments of qualified stated interest.

“Participating Member State” means a member state of the European Union that adopts the Euro in accordance with the Treaty of Rome.

“Principal Financial Center” will be the capital city of the country of the specified currency or LIBOR Currency, as the case may be, except that with respect to Australian dollars, Canadian dollars, U.S. dollars and Swiss francs, the Principal Financial Center shall be Sydney, Toronto, The City of New York and Zurich, respectively, and (solely in the case of the LIBOR Currency) London.

“Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council on the prospectus to be published when securities are offered to the public or admitted to trading (as amended, including the 2010 PD Amending Directive), and includes any relevant implementing measure(s) in each Relevant Member State.

“Reuters Screen US PRIME 1 Page” means the display on Reuters (or any successor service) on the “US PRIME 1” page (or any other page as may replace the specified page on that service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Senior Indenture” means the Indenture for Senior Debt Securities, dated October 19, 1996, by and between McDonald’s Corporation and the Trustee, as supplemented.

“Spread” means the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable pricing supplement as being applicable to the interest rate of a floating rate note.

“Spread Multiplier” means the percentage that may be specified in the applicable pricing supplement as being applicable to the interest rate of a floating rate note.

“Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

“Treaty of Rome” means the Treaty of Rome of March 25, 1957, as amended by various agreements, including the Treaty on European Union (1993), the Treaty of Amsterdam (1999), the Treaty of Nice (2003) and as further amended, from time to time.

“Trustee” means U.S. Bank National Association (formerly, First Union National Bank), or its successor.

LEGAL MATTERS

Unless otherwise specified in the applicable pricing supplement, Gloria Santona, our Corporate Executive Vice President, General Counsel and Secretary, will pass upon the validity of the notes for us. Similarly, unless otherwise specified in the applicable pricing supplement, Sidley Austin LLP, Chicago, Illinois, will pass upon the validity of the notes for the agents.

McDonald’s Corporation

Medium-Term Notes

Due from One Year to 60 Years from Date of Issue

PROSPECTUS SUPPLEMENT

Citigroup

ANZ Securities

Barclays

BNP PARIBAS

BofA Merrill Lynch

Goldman, Sachs & Co.

HSBC

ING

J.P. Morgan

MUFG

Mizuho Securities

Morgan Stanley

PNC Capital Markets LLC

Rabo Securities

RBC Capital Markets

Scotiabank

SOCIETE GENERALE

Standard Chartered Bank

SunTrust Robinson Humphrey

TD Securities

UniCredit Capital Markets LLC

US Bancorp

Wells Fargo Securities

July 17, 2015

PROSPECTUS

McDONALD’S CORPORATION

One McDonald’s Plaza

Oak Brook, Illinois 60523

United States of America

+1.630.623.3000

Debt Securities

Preferred Stock

Common Stock

We may, from time to time, offer to sell debt securities, preferred stock or common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of any securities that we offer in supplements to this prospectus. The supplements also will describe the specific manner in which we will offer these securities and also may supplement, update or amend information contained in this prospectus.

We may offer and sell these securities on a continuous or delayed basis directly, through one or more agents, dealers or underwriters, as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable supplement will set forth any corresponding commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable supplement.

We may sell these securities for U.S. dollars or a foreign currency, and payments on these securities may be made in U.S. dollars or a foreign currency. The securities may be offered separately or together in any combination and as separate series.

We will describe how a particular offering of securities will be made in the prospectus supplement or pricing supplement for the offering.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “MCD”.

You should read this prospectus and any supplement, as well as any information described under the heading “Incorporation of Certain Information by Reference,” carefully before you invest.

Investing in our securities involves certain risks. You should carefully review the risk factors beginning on page 5 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by an applicable supplement.

The date of this prospectus is July 17, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).  Under the automatic shelf registration process, we may, from time to time, offer to sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will describe in a supplement to this prospectus specific information about the terms of that offering. The applicable supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document with the related prospectus supplement and pricing supplement, if applicable. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to in “Incorporation of Certain Information by Reference” for additional information on the Company and our financial statements before investing in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any pricing supplement. We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

References in this prospectus to “McDonald’s,” “the Company,” “we,” “us,” or “our” are to McDonald’s Corporation and its consolidated subsidiaries.

McDONALD’S CORPORATION

The Company franchises and operates McDonald’s restaurants.  Of the 36,290 restaurants in 119 countries at March 31, 2015, 29,556 were licensed to franchisees and 6,734 were operated by the Company.

Under our conventional franchise arrangement, franchisees provide a portion of the capital required by initially investing in the equipment, signs, seating and décor of their restaurant business, and by reinvesting in the business over time.  The Company owns the land and building or secures long-term leases for both Company-operated and conventional franchised restaurant sites.  This maintains long-term occupancy rights, helps control related costs and assists in alignment with franchisees enabling restaurant performance levels that are among the highest in the industry.  In certain circumstances, the Company participates in reinvestment for conventional franchised restaurants in an effort to accelerate implementation of certain initiatives.

Under our developmental license arrangement, licensees provide capital for the entire business, including the real estate interest, and the Company has no capital invested.  In addition, the Company has an equity investment in a limited number of affiliates that invest in real estate and operate or franchise restaurants within a market.

The Company’s restaurants offer a substantially uniform menu, although there are geographic variations to suit local consumer preferences and tastes.  The Company’s operations are designed to assure consistency and high quality at every restaurant.

The Company is a Delaware corporation, organized on March 1, 1965, as the successor to an Illinois corporation formed in 1956.  Its principal executive offices are at One McDonald’s Plaza, Oak Brook, Illinois 60523, United States, and its telephone number is +1.630.623.3000.  The Company’s registered office in Delaware is at 1013 Centre Road, Wilmington, Delaware 19805, United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference in this prospectus) includes forward-looking statements about our plans and future performance. These statements use such words as “may,” “will,” “expect,” “believe” and “plan.” They reflect our expectations and speak only as of the date of this prospectus. Factors that may affect those statements include those factors discussed under “Risk Factors” below. We do not undertake to update our forward-looking statements. Our expectations (or the underlying assumptions) may change or not be realized, and you should not rely unduly on forward-looking statements.

RISK FACTORS

In connection with any investment in our securities, you should consider carefully (i) the discussion under “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any subsequent periodic or current report filed with the SEC that includes “Risk Factors” or that discusses such risks; and (ii) the other information set forth elsewhere in this prospectus, related prospectus supplement, any pricing supplement and in the documents incorporated by reference into this prospectus.

These risks can have an impact both in the near- and long-term and are reflective of various considerations and factors that we believe are most likely to affect our performance.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement or pricing supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, refinancing of debt, capital expenditures, payment of dividends, the purchase of our common stock, investments in or extensions of credit to our subsidiaries, or business expansion.  Specific allocations of the proceeds for such purposes have not been made at this time.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the general terms of the debt securities. We will describe the particular terms and conditions of any series of debt securities offered in a prospectus supplement. The prospectus supplement, which we will file with the SEC, may modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read this prospectus, the relevant prospectus supplement, and any pricing supplement relating to that series of debt securities.

We may issue senior and subordinated debt securities. The senior debt securities are issued under an Indenture (the “Senior Indenture”), dated as of October 19, 1996, between us and U.S. Bank National Association (formerly, First Union National Bank), as Trustee (the “Trustee”). The subordinated debt securities are issued under a separate Indenture (the “Subordinated Indenture”), dated as of October 18, 1996, between us and the Trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as the “applicable Indenture” and, collectively, as the “Indentures.”  Copies of the Indentures are filed as exhibits to our registration statement on Form S-3 (File No. 333-14141) and are incorporated by reference into this prospectus. The following summaries highlight some of the provisions of the Indentures but may not contain all of the information that is important to you and are qualified in their entirety by the provisions of the Indentures. Numerical references in parentheses below are to Articles and Sections of the Indentures. Except as otherwise indicated, the terms of the Indentures are identical.

General

The Indentures do not limit the aggregate principal amount of debt securities that we may issue, and we may issue debt securities in one or more series. The debt securities will be unsecured. Certain of our unsecured obligations may, however, under certain circumstances, become secured by mortgages as a result of negative pledge covenants applicable to such obligations while the senior debt securities remain unsecured.

Unless otherwise specified in the prospectus supplement, the senior debt securities will be unsubordinated obligations of the Company and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.

We may, from time to time, without the consent of the registered holders of a series of debt securities, issue additional debt securities of that series having the same terms as the previously issued debt securities of that series (other than the date of issuance, the date interest, if any, begins to accrue, and the offering price, which may vary) that will form a single issue with the previously issued debt securities of that series.

The prospectus supplement or the pricing supplement for each offering will specify whether the debt securities being offered will be senior debt securities or subordinated debt securities and will provide the following terms, where applicable:

•               the title of the debt securities of the series;

•               whether the debt securities of the series will be senior debt securities, issued under the Senior Indenture, or subordinated debt securities, issued under the Subordinated Indenture;

•               any limit on the aggregate principal amount of the debt securities of the series;

•               the date or dates on which the principal of and premium, if any, on the debt securities of the series will be payable;

•               the rate or rates at which the debt securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest; the date or dates from which such interest will accrue; the interest payment dates on which any such interest shall be payable and, if other than as set forth in the applicable Indenture, the record dates for the determination of holders to whom interest is payable;

•               whether the debt securities of the series are to be issued as original issue discount securities and, if so, the yield to maturity;

•               the place or places where the principal of, premium, if any, and interest, if any, on the debt securities of the series will be payable, where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange, and where notices and demands in respect of the debt securities of the series may be served on us;

•               our right, if any, to redeem the debt securities of the series, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, pursuant to any sinking fund or otherwise;

•               our obligation, if any, to redeem, purchase or repay the debt securities of the series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•               if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•               if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•               if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•               whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•               any modifications of or additions to the events of default or our covenants with respect to debt securities of the series;

•               whether the debt securities of the series will be subject to legal defeasance or covenant defeasance as provided in the applicable Indenture;

•               if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of, premium, if any, and interest, if any, on the debt securities of the series will or may be payable, or in which the debt securities of the series will be denominated, and the particular provisions applicable thereto;

•               if the debt securities are non-interest bearing, the “stated intervals”;

•               if the payments of principal of, premium, if any, and interest, if any, on the debt securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies

(including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto; and

•               any other terms of the debt securities of the series not inconsistent with the applicable Indenture. (Section 2.02)

The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

Debt securities may be issued as original issue discount securities to be sold at a discount below their stated principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-United States holders or denominated in a currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable Indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Unless otherwise provided in a prospectus supplement, payments of the principal of, premium, if any, and interest, if any, on the debt securities will be made at the corporate trust offices of the Trustee; provided, however, that we may, at our option, make payments of interest by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. (Sections 2.04, 4.01 and 4.02) Debt securities may be transferred or exchanged at the office or agency that we maintain for that purpose, subject to the limitations provided in the applicable Indenture, without any service charge except for any tax or governmental charges. (Section 2.06)

Any money that we pay for principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years will be repaid to us on demand, and afterwards the holder of such debt security may look only to us for payment. (Section 12.05)

Global Securities

If any debt securities are issuable in temporary or permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities. Payments on a permanent global debt security will be made in the manner described in the prospectus supplement. (Section 2.01)

Limitation on Liens Covenant in the Senior Indenture

The covenant described below applies with respect to any and all series of senior debt securities, unless we specify otherwise in the applicable prospectus supplement. We will describe any additional covenants for a particular series of senior debt securities in the applicable prospectus supplement or pricing supplement.

For your reference, we have provided a list of definitions of the capitalized terms used in the covenant at the end of the description.

We will not, nor will we permit any Restricted Subsidiary to, issue or assume any debt for money borrowed if such debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances are called “mortgage” or “mortgages”) upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently that the senior debt securities, and at our option any other indebtedness of the Company or any Restricted Subsidiary ranking equally with the senior debt securities, are secured equally and ratably. These restrictions do not apply to debt secured by:

•               mortgages on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

•               mortgages on property existing at the time of its acquisition and certain purchase money mortgages;

•               mortgages securing debt of a Restricted Subsidiary owing to us or another subsidiary;

•               mortgages on property of a corporation existing at the time it is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•               mortgages in favor of any country or any political subdivision of any country, or any instrumentality thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

•               any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses.

Notwithstanding the above, we and one or more Restricted Subsidiaries may, without securing the senior debt securities, issue or assume secured debt if, after giving effect to the transaction, the aggregate of the secured debt then outstanding (not including secured debt permitted under the above exceptions) does not exceed 20% of the shareholders’ equity of us and our consolidated subsidiaries as of the end of the preceding fiscal year. The transfer of a Principal Property to a subsidiary or any third party will not be restricted. (Section 4.06 of the Senior Indenture)

The term “Principal Property” means all real property owned by us or any Restricted Subsidiary that is located within the continental United States of America and, in the opinion of our Board of Directors, is of material importance to the total business we and our consolidated affiliates, as an entity, conduct. (Section 1.01 of the Senior Indenture)

The term “Restricted Subsidiary” means any subsidiary (i) substantially all the property of which is located within the continental United States of America; (ii) which owns Principal Property; and (iii) in which our investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of U.S. $1,000,000,000 as shown on our books as of the end of the fiscal year immediately preceding the date of determination. A “Restricted Subsidiary” does not include any subsidiary primarily engaged in financing activities, primarily engaged in the leasing of real property to persons other than us and our subsidiaries, or that we characterize as a temporary investment. (Section 1.01 of the Senior Indenture)

Consolidation, Merger, Sale or Conveyance

Each Indenture provides that we may not merge or consolidate with any other person or sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person, unless:

•               we are the continuing corporation, or the successor corporation or person (if other than us) expressly assumes all of our obligations under that Indenture and the applicable debt securities; and

•               we, or such successor corporation or person, will not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any applicable covenant or condition.

In the event of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, the predecessor company may be dissolved, wound up and liquidated at any time thereafter.  The successor corporation or person will succeed to and be substituted for us with the same effect as if it had been named in the applicable Indenture as the Company, and we will be relieved of any further obligation under the applicable Indenture and applicable debt securities.  (Article 11)

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

The subordinated debt securities will, to the extent described in the Subordinated Indenture, be subordinate in right of payment to all of our indebtedness for borrowed money, whether outstanding now or incurred in the future, which is not by its terms subordinate to our other indebtedness (“Senior Indebtedness”). However, Senior Indebtedness will not include amounts owed to our trade creditors in the ordinary course of business. At March 31, 2015, our aggregate amount of Senior Indebtedness was approximately $14.3 billion.

Except as provided under the Subordinated Indenture, if any one of the following events occurs, we will pay, or otherwise provide for the payment of, all principal, premium, if any, and interest, if any, on the Senior Indebtedness in full before we make any payment on the subordinated debt securities:

•            any insolvency or bankruptcy proceedings of the Company, including any receivership, liquidation, reorganization or similar proceedings;

•               any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings; or

•               any series of subordinated debt securities is declared due and payable because of an occurrence of an event of default under the Subordinated Indenture.

The Subordinated Indenture does not limit the incurrence of additional Senior Indebtedness. Senior Indebtedness may include debt securities, indebtedness and other obligations that are senior in right of payment to the subordinated debt securities, but may be subordinate in right of payment to certain other indebtedness and obligations of the Company. We may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Indebtedness for purposes of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of subordinated debt securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of senior indebtedness outstanding as of a recent date. That prospectus supplement also may describe any particular provisions applicable to the subordination of those subordinated debt securities, including any changes to the subordination provisions described in this prospectus. (Article 15 of the Subordinated Indenture)

Events of Default

Each Indenture describes an event of default with respect to any series of debt securities issued under that Indenture as being any one of the following events:

•               default in the payment of any interest on any debt security of the series when due, continuing for 30 days;

•               default in the payment of principal, or premium, if any, on debt securities of the series when due (and continuing for 10 days, in the case of subordinated debt securities);

•               default in the making or satisfaction of any sinking fund payment on debt securities of the series when due (and continuing for 10 days, in the case of subordinated debt securities);

•                  failure to observe or perform any other covenants or agreements in the Indenture (other than the limitation on liens covenant in the Senior Indenture and any other covenant included in the Indenture solely for the benefit of another series of debt securities), continuing for 60 days after we receive appropriate written notice specifying such failure (and requiring that we remedy such failure), unless such failure cannot with due diligence be cured within the 60-day period due to causes beyond our control;

•               certain events of bankruptcy, insolvency or reorganization of the Company; or

•               default in the performance of a particular covenant applicable to debt securities of the series after appropriate notice and opportunity to cure the default.

The Senior Indenture defines a failure in the performance or observance of the limitation on liens covenant, continuing for 120 days after we receive appropriate written notice specifying such failure (and requiring that we remedy such failure), as an additional event of default with respect to the senior debt securities.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement or pricing supplement relating to such series.

An event of default with respect to a particular series of debt securities issued under an Indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under that Indenture. If an event of default under the first, second, third or sixth bulleted sentences above with respect to an Indenture is continuing with respect to any series of debt securities, then the Trustee or the holders of not less than 25% in aggregate principal amount of the affected series of debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, the specified portion of the principal amount) of such series to be due and payable. In case an event of default under the fourth or fifth bulleted sentences above with respect to an Indenture, or with respect to the limitation on liens covenant of the Senior Indenture, is continuing, the Trustee or holders of not less than 25% in aggregate principal amount of all the debt securities for which such event of default has occurred and is continuing may declare the principal amount (or, if any debt securities are original issue discount securities, the specified portion of the principal amount) of the debt securities of all such series to be due and payable. (Section 6.01)

No holder of a debt security of any series under an Indenture will have any right to institute any proceeding with respect to that Indenture, or for the appointment of a receiver or trustee (or other similar official), or for any remedy thereunder, unless:

•                  such holder will have previously given to the Trustee for that Indenture written notice of a continuing event of default;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series (or at least 25% in aggregate principal amount of all series (voting as a class) with respect to which such event of default relates if such event of default is under the fourth or fifth bulleted sentences above with respect to that Indenture, or under the limitation on liens covenant of the Senior Indenture) have made a written request upon the Trustee to institute such proceeding and offered reasonable security and indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and

•               the Trustee has neglected or refused to institute such proceeding for 60 days after its receipt of such notice, request and offer of indemnity.  (Section 6.04)

Subject to the provisions of the Indentures relating to the duties of the Trustee, each Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers at the request, order or direction of the holders of the debt securities unless the holders have offered the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby. (Sections 6.04 and 7.01)

Subject to indemnification and other rights of the Trustee, the holders of a majority (voting as one class) in aggregate principal amount of each affected series of debt securities under an Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any of the Trustee’s trusts or powers with respect to the debt securities of such series. Any event of default with respect to a particular series of debt securities under an Indenture may be waived by the holders of a majority in aggregate principal amount of those debt securities, except, in each case, a failure to pay principal of, or premium, if any, or interest, if any, on those debt securities. (Section 6.07)

We are required to file an annual officers’ certificate with the Trustee concerning our compliance with the Indentures. (Section 4.05)

Modification of the Indentures

Each Indenture permits us and the Trustee to execute a supplemental indenture without the consent of the holders of the debt securities outstanding under that Indenture:

•               to evidence the succession of another corporation to us and the assumption by it of our covenants, agreements and obligations, in the case of a merger or consolidation as permitted by that Indenture;

•               to add additional covenants, restrictions or conditions for the protection of the holders of all or any series of the debt securities issued under that Indenture;

•               to provide for the issuance under that Indenture of debt securities of any series in bearer or coupon form (including securities registrable as to principal only) and to provide for exchangeability of such debt securities with the debt securities of the same series issued under that Indenture in fully registered form and to make all appropriate changes for such purpose;

•               to establish the form or terms of debt securities of any series as permitted by the terms of that Indenture;

•               to cure any ambiguity or to correct or supplement any defect or inconsistency in that Indenture or any supplemental indenture, or to make such other provisions in regard to matters or questions arising under that Indenture which shall not adversely affect the interests of the holders of any debt securities issued under that Indenture; and

•               to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series, or to add to or change any of the provisions of the Indentures as are necessary to provide for or facilitate the administration of the trusts by more than one trustee.

The Senior Indenture further permits modification without the consent of the holders of the debt securities to add appropriate provisions (including the appointment of a co-trustee) to evidence the securing of any series of debt securities pursuant to the limitation on liens covenant.  (Section 10.01)

Each Indenture also permits us and the Trustee to execute a supplemental indenture, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series issued under that Indenture that are affected by such supplemental indenture (each series voting as a class), to add any provisions to, or change in any manner, or eliminate any provisions of, the Indenture or any supplemental indenture with respect to that series of debt securities or modify in any manner the rights of the holders of debt securities of that series.

However, the consent of the holders of all of the outstanding debt securities affected under an Indenture will be required:

•                  to extend the stated maturity of any debt security issued under that Indenture, or reduce the rate or extend the time of payment of interest, if any, or reduce the principal amount of or premium, if any, on such debt security, or make the principal of, premium, if any, or interest, if any, on such debt security payable in any coin or currency other than that provided in the debt security, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of the debt security or adversely affect the right of repayment, if any, at the option of the holder; and

•                  to reduce the percentage of debt securities of any series required to consent to any such supplemental indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the applicable Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the applicable Indenture of the holders of debt securities of any other series.  (Section 10.02)

Defeasance

Each Indenture provides that we (a) will be discharged from all obligations with respect to the debt securities of any series issued under that Indenture (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust) on the 91st day after the applicable conditions set forth below have been satisfied, or (b) need not comply with certain restrictive covenants of that Indenture (including the limitation on liens covenant in the Senior Indenture, if applicable) and will not be limited by any restrictions with respect to consolidation, merger, sale or conveyance of assets with respect to the debt securities of any series issued under that Indenture, at any time after:

•               we irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the debt securities of such series, money and/or U.S. government securities, which through the payment of interest and principal, in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized independent public accounting firm selected by us) to pay the principal of, premium, if any, and interest, if any, on the outstanding debt securities of such series on the dates that such principal, premium, if any, and interest, if any, is due;

•               in the event the debt securities of such series are then listed on the New York Stock Exchange, we have delivered to the Trustee an opinion of counsel to the effect that our exercise of this discharge option would not cause the debt securities of such series to be delisted;

•               certain events of default with respect to the debt securities of such series will not have occurred and will not be continuing on the date of such deposit, and we have delivered an officers’ certificate to that effect; and

•               we have delivered to the Trustee an opinion of counsel or a ruling from, or published by, the Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes, as a result of our exercise of this discharge option, and such holders will be subject to federal income tax as if we had not exercised this discharge option.  (Section 12.02)

Satisfaction and Discharge

At our option, we may satisfy and discharge an Indenture with respect to the debt securities of any series issued under that Indenture (except for specified obligations of the Trustee and ours, including, among others, the obligations to apply money held in trust) when:

•               either (a) all debt securities of such series previously authenticated and not otherwise cancelled have been delivered to the Trustee for cancellation, or (b) all debt securities of such series not previously cancelled or delivered to the Trustee for cancellation have become due and payable, or will become due and payable by their terms within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and we have deposited with the Trustee funds, in trust, sufficient to pay at maturity or redemption all of the debt securities of such series; and

•               we have delivered notice to the Trustee, accompanied by an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture with respect to such series of debt securities have been satisfied.  (Section 12.01)

Regarding the Trustee

The Trustee and any authenticating agent appointed by the Trustee, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates, from time to time, in the ordinary course of business.

Nothing in the Indentures prohibits the Trustee from serving as trustee under any other indenture to which we may be a party, from time to time.

If the Trustee or any authenticating agent acquires a conflicting interest within the meaning of the Trust Indenture Act of 1939, then it must eliminate the conflict or resign in accordance with the provisions of Article Seven of the applicable Indenture.

Governing Law

The Indentures and the debt securities issued under the Indentures will be governed by, construed and enforced in accordance with the internal laws of the State of Illinois.  (Section 14.04)

DESCRIPTION OF PREFERRED STOCK

We may issue, from time to time, shares of one or more series of our preferred stock. The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Restated Certificate of Incorporation, Amended and Restated By-Laws, and the certificate of designation relating to a specific series of preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our Restated Certificate of Incorporation, Amended and Restated By-Laws, and the relevant certificate of designation.

General

Under our Restated Certificate of Incorporation, we have the authority to issue 165,000,000 shares of preferred stock, without par value. Our Board of Directors is authorized to issue shares of preferred stock, in one or more series, and to fix for each series designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as are permitted by our governing documents and the Delaware General Corporation Law (the “DGCL”).

Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•               the number of shares to constitute such series, and the distinctive designations of the shares;

•                  the dividend rate or rates on the shares of the series, and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends on the shares of the series shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate, the dates on which dividends, when, as and if declared, shall be payable, and the preferences or relations to the dividends payable on any other series of preferred stock;

•                  whether or not any part or all of the shares of the series shall be redeemable, and, if so, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of the series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holder of shares of the series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

•                  the amount in addition to any accrued dividends on the shares of the series which the holders shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Company;

•                  whether or not the shares of the series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent and manner in which such fund shall be applied to the purchase or redemption of the shares of the series for retirement or to other corporate purposes, and other related terms and provisions;

•                  whether or not the shares of the series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•                  the voting powers, if any, of the series in addition to the voting powers provided by law, except that these shall not be more than one vote per share; and

•                  any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, which shall not be inconsistent with law or our Restated Certificate of Incorporation.

The Board of Directors may at any time authorize the issuance of additional shares of the same series, or decrease the number of shares constituting a series, and all shares of any one series of preferred stock shall be identical with all other shares of the same series except that shares of any one series issued at different times may differ as to the dates from which dividends shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by our Restated Certificate of Incorporation and set forth in the applicable certificate of designation.

Dividend Rights

Holders of shares of preferred stock of the series shall be entitled to receive cash dividends when, as and if declared by the Board of Directors at such rate per share, cumulatively if so provided, and with such preferences, as the Board of Directors shall fix, as set forth in the applicable prospectus supplement.

The dividends on the shares of preferred stock of the series shall be payable before any dividends are paid upon or declared and set apart for the common stock or any other class of stock ranking junior to the preferred stock of the series.  The dividends, if cumulative, shall cumulate from and after the dates fixed by the Board of Directors and set forth in the applicable prospectus supplement. Cumulative dividends shall not bear interest.

If we do not declare dividends on the preferred stock of the series in full, then we shall declare dividends ratably on all shares of stock of each series of equal preference in proportion to the respective unpaid cumulative dividends, if any, to the end of the then-current dividend period. If we should fail at any time to pay accrued dividends on any series senior in preference at the time the dividends on the preferred stock of the series are payable, then we may not declare or set apart for payment any ratable distribution of dividends.

We shall not pay upon or declare and set apart for the common stock or any other class of stock ranking junior to the preferred stock of the series any dividend (except a dividend payable in common stock or other capital stock ranking junior to preferred stock of the series) unless dividends on all outstanding shares of series of preferred stock having cumulative dividend rights shall have been fully paid for all past dividend periods, and unless all required sinking fund payments, if any, shall have been made or provided for.

Subject to the dividend rights described here and set forth in the applicable prospectus supplement, the Board of Directors may declare and pay dividends on the common stock and on any class of stock ranking junior to the preferred stock of the series, to the extent permitted by law.

Liquidation Rights

If we liquidate, dissolve or wind-up the Company, whether voluntarily or involuntarily, the holders of the shares of each series of preferred stock shall be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred stock, plus an amount equal to all accrued and unpaid dividends, before any payment or distribution of assets is made to or set apart for the holders of shares of any class or classes of stock ranking junior to the preferred stock of the series. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled and would have otherwise received. Neither the sale of all or substantially all of our property or assets, nor a consolidation or merger of us with one or more corporations shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

Voting Rights

Except as otherwise set forth in the applicable prospectus supplement, none of the holders of the shares of any series of preferred stock shall be entitled to any voting rights, and the holders of the common stock shall have the exclusive right to vote for all purposes, including for the election of directors. If any shares of any series of preferred stock is outstanding, then the consent of the holders of a majority of the outstanding shares of preferred stock, irrespective of series, shall be required (a) to adopt any amendment to the Restated Certificate of Incorporation or take any action that adversely affects, in a material way, any preference, power, special right or other term of the preferred stock or the holders of such preferred stock; (b) to create or issue any class of stock entitled to any preference over the preferred stock regarding dividends, or the distribution of capital assets; (c) to increase the aggregate number of shares that constitute the authorized preferred stock; or (d) to create or issue any other class of stock entitled to any preference on a parity with the preferred stock regarding dividends, or the distribution of capital assets.

Provisions Related to a Change in Control

See “Provisions Related to a Change in Control” under the heading “Description of Common Stock.”

Miscellaneous

If we should redeem or otherwise reacquire shares of our preferred stock in any manner (except shares purchased and retired, and those shares, if convertible or exchangeable, that have been converted or exchanged), then those shares will resume the status of authorized and unissued shares of preferred stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preferred stock or as part of any other series of preferred stock, subject to the conditions or restrictions on issuance fixed by the Board of Directors with respect to the shares of any other series of preferred stock. There is currently no restriction on the repurchase or redemption of preferred stock by us while there is any arrearage in the payment of dividends or sinking fund installments, although the Board of Directors may fix such restriction by resolution in connection with any particular issuance of preferred stock.

All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and nonassessable. The holders of our preferred stock will have no preemptive or preferential right to subscribe for or purchase any shares of stock of any class of the Company, except as the Board of Directors may direct and as described in the applicable prospectus supplement.

When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

DESCRIPTION OF COMMON STOCK

We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the applicable provisions of our Restated Certificate of Incorporation, our Amended and Restated By-Laws, and the DGCL. The prospectus supplement relating to an offering of our common stock will describe the details of the offering including the number of shares offered, the initial offering price and updated market price and dividend information.

Authorized Shares

As of the date of this prospectus, we are authorized to issue up to 3.5 billion shares of common stock with one cent ($0.01) par value per share.  As of March 31, 2015, we had approximately 1.66 billion shares of common stock issued (including approximately 702.1 million shares held in treasury) and had reserved approximately 37.4 million shares of common stock for issuance under various employee or director incentive compensation and option plans. Shares of common stock are listed on the New York Stock Exchange under the symbol “MCD”.

Dividend Rights

Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of assets legally available for their payment, subject to the rights of holders of any preferred stock outstanding.

Voting Rights

Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Each holder of common stock is entitled to one vote per share, and voting rights are noncumulative.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

Other Rights

Holders of shares of common stock are not entitled to preemptive rights.  Shares of common stock are not convertible into shares of any other class of capital stock.  If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

Transfer Agent and Registrar

Computershare Investor Services, LLC is the transfer agent and registrar for our common stock.

Provisions Related to a Change in Control

Some provisions of our Restated Certificate of Incorporation, our Amended and Restated By-Laws and the DGCL may have the effect of delaying, deferring or preventing a tender offer for or the attempted takeover of the Company.  Our Restated Certificate of Incorporation and Amended and Restated By-Laws, in accordance with the DGCL, provide for the following:

Board of Directors.  That (a) the Board of Directors may establish the number of directors who constitute the Board of Directors; and (b) newly-created directorships and vacancies on the Board of Directors other than at the annual meeting are filled by majority vote of the remaining directors.

Special Meetings.  That special meetings of stockholders may be called only by our Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Secretary of the Company at the written request of stockholders who have a “net long position” (as defined in our Restated Certificate of Incorporation) of not less than 25% of the outstanding shares of our common stock.

Stockholder Action by Written Consent.  That all stockholder action be taken at a duly called annual or special meeting of the stockholders and not by any consent in writing.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  That we must be given advance notice for a stockholder to nominate directors for election and to present any other business at a stockholder meeting.

Delaware Takeover Statute.  We are subject to Section 203 of the DGCL.  In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner or, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the outstanding voting stock (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who (i) owns 15% or more of a corporation’s outstanding voting stock, or (ii) is an affiliate or associate of a corporation who owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s outstanding voting stock; and the affiliates and associates of such person. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Additional Authorized Shares of Capital Stock.  The additional shares of authorized common stock and preferred stock available for issuance could be issued at such times, under such circumstances and with such terms and conditions as to further delay, deter or prevent a change in control.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any of the following ways:

•               directly;

•               to or through agents;

•               to or through dealers;

•               to or through underwriters;

•               through any combination of these methods of sale; or

•               through any other methods described in a prospectus supplement.

We will describe how a particular offering of securities will be made, including the names of any agents, dealers or underwriters, the purchase price of the securities, the proceeds we will receive from the offering, any underwriters’ discounts or commissions, any initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers or agents, and any securities exchanges on which such offered securities may be listed, in the applicable prospectus supplement or pricing supplement for the offering.

If we use underwriters or dealers in the sale, the underwriters or dealers will acquire the securities for their own account as principal, and may resell them, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise described in the applicable prospectus supplement or pricing supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of a series if they buy any of them. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, from time to time.

We may also sell securities directly or through designated agents. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be described, in the applicable prospectus supplement or pricing supplement. If we utilize an agent in the sale of securities in respect of which this prospectus is delivered, then we may sell the securities to the agent, as principal. The agent may then resell the securities to the public at varying prices to be determined by the agent at the time of resale.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or pricing supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or pricing supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or pricing supplement.

The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Each series of debt securities or preferred stock may be a new issue of securities with no established trading market. Underwriters and agents may, from time to time, purchase and sell the securities described in this prospectus and the relevant prospectus supplement or pricing supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities, the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be “underwriters,” and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

If so indicated in the prospectus supplement or pricing supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price set forth in the prospectus supplement or pricing supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement or pricing supplement. These delayed delivery contracts will be subject only to those conditions described in the relevant prospectus supplement or pricing supplement, and the prospectus supplement or pricing supplement will describe the commissions payable for the solicitation.

We will estimate our expenses associated with any offering of debt securities, preferred stock or common stock in the prospectus supplement or pricing supplement relating to such offering.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement or applicable pricing supplement, Gloria Santona, our Corporate Executive Vice President, General Counsel and Secretary, will pass upon the validity of the securities that we offer. Ms. Santona is a full-time employee of ours and owns, and has the right to acquire, through the exercise of options or otherwise, shares of our common stock directly and as a participant in various employee benefit plans.

Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement or applicable pricing supplement.

EXPERTS

The consolidated financial statements of McDonald’s Corporation appearing in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may find our reports, proxy statements and other information at this SEC Web site.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede, as appropriate, this information.  This prospectus incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC; or (2) “furnished” under applicable SEC rules rather than “filed” and exhibits furnished in connection with such items):

•               our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 24, 2015;

•               our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 7, 2015;

•               our Current Reports on Form 8-K, filed on January 23, February 3, February 4, March 3, March 20, March 27, April 22, May 26 and May 27, 2015; and

•               the descriptions of the common stock set forth in our registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating those descriptions, including most recently in Item 8.01 of our Current Report on Form 8-K, filed on September 28, 2009.

Any future filings that we make with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, for so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference into this prospectus from the date such documents are filed (other than information in the documents or filings that is deemed not to be filed).

We will provide a copy of any or all of the above documents (including any exhibits that are specifically incorporated by reference in them) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these documents, at no cost, by writing to us at the following address or telephoning us at +1.800.228.9623:

McDonald’s Shareholder Services

McDonald’s Corporation

One McDonald’s Plaza, #720

Oak Brook, Illinois 60523

United States of America

McDonald’s Corporation

Debt Securities

Preferred Stock

Common Stock

PROSPECTUS

July 17, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

The following table sets forth all estimated expenses in connection with the issuance and distribution of the securities being registered.

U.S. Securities and Exchange Commission registration fee	$(1)
Accounting fees and expenses (2)	30,000
Legal fees and expenses (2)	95,000
Trustees and Transfer Agents’ fees and expenses (2)	2,500
Printing and engraving expenses (2)	10,000
Rating agency fees (2)	—
Miscellaneous (2)	10,000
Total	147,500

(1)            This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)            Estimated amounts of fees and expenses to be incurred in connection with the registration of the securities pursuant to this registration statement. The actual amounts of fees and expenses will be determined from time to time. As the amount of the securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuance cannot be determined or estimated at this time.

Item 15.                Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) payment of unlawful dividends or unlawful stock purchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit.

Article FOURTEENTH of the Registrant’s Restated Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted under the DGCL, and that no amendment to or repeal of such Article shall apply to or have any effect on liability or alleged liability of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the person indemnified must also have had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Any present or former director or officer who has been successful on the merits or otherwise in defense of any such action, suit or proceeding referred to above shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. The statute further provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

Article EIGHTH of the Registrant’s Restated Certificate of Incorporation provides that the Registrant shall have power to indemnify any and all of its current or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which it has specified interests.  Article V of the Registrant’s Amended and Restated By-Laws provides that it shall indemnify and hold harmless each director and officer, as well as certain other employees and individuals, to the fullest extent permitted under the DGCL.  Such indemnification shall cover all expenses, as well as liabilities and losses, incurred by such individuals.

The Amended and Restated By-Laws further provide that the Registrant may maintain insurance, at its expense, to protect any director or officer, as well as certain other employees and individuals, against any expenses, liabilities or losses, regardless of whether the Registrant would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.  Pursuant to this provision, the Registrant maintains insurance against any liability incurred by its directors and officers, as well as certain other employees and individuals, in defense of any action in which they are made parties by reason of their positions as directors and officers, or other relationship with the Registrant.

Item 16.                Exhibits

1	(a)

Distribution Agreement for issuance of debt securities, dated September 28, 2009, by and among McDonald’s Corporation and the agents named therein, incorporated herein by reference from Exhibit 1(a) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

(b)

First Amendment to Distribution Agreement, dated September 28, 2012, by and among McDonald’s Corporation and the agents named therein, incorporated herein by reference from Exhibit 1(b) of Form S-3ASR Registration Statement (File No. 333-184198), filed September 28, 2012.

	(c)	Second Amendment to Distribution Agreement, dated July 17, 2015, by and among McDonald’s Corporation and the agents named therein, filed herewith.
(d)

Form of Underwriting Agreement for issuance of debt securities, incorporated herein by reference from Exhibit 1(b) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

	(e)	Form of Underwriting Agreement for issuance of preferred stock.*
	(f)	Form of Underwriting Agreement for issuance of common stock.*
4	(a)

Senior Debt Securities Indenture, by and between McDonald’s Corporation and U.S. Bank National Association, as Trustee (including form of Senior Debt Security), incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 333-14141), filed October 15, 1996.

(b)

Subordinated Debt Securities Indenture, by and between McDonald’s Corporation and U.S. Bank National Association, as Trustee (including form of Subordinated Debt Security), incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 333-14141), filed October 15, 1996.

(c)

Supplemental Indenture No. 9, dated September 28, 2009, by and between McDonald’s Corporation and U.S. Bank National Association, as Trustee, incorporated herein by reference from Exhibit 4(c) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

(d)

Form of Fixed Rate Registered Note, incorporated herein by reference from Exhibit A to the Supplemental Indenture No. 9, dated September 28, 2009, filed as Exhibit 4(c) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

(e)

Form of Floating Rate Registered Note, incorporated herein by reference from Exhibit B to the Supplemental Indenture No. 9, dated September 28, 2009, filed as Exhibit 4(c) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

5		Opinion of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation, filed herewith.
12		Computation of ratios, incorporated herein by reference from Exhibit 12 of Form 10-Q, for the quarter ended March 31, 2015.
23	(a)	Consent of Ernst & Young LLP, independent registered public accounting firm, filed herewith.
	(b)	Consent of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation (included in the opinion filed as Exhibit 5 to this Registration Statement).
24		Powers of Attorney (set forth on the signature pages of this Registration Statement).
25		Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank National Association, filed herewith.

*          To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

Item 17.                Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the U.S. Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on July 17, 2015.

McDONALD’S CORPORATION

By:	/s/ Kevin M. Ozan
Kevin M. Ozan
Corporate Executive Vice President and
Chief Financial Officer

Each person whose signature appears below constitutes and appoints Peter J. Bensen, Stephen J. Easterbrook, Denise A. Horne, Karen A. Matusinec, Gloria Santona and Robert L. Switzer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title	Date

/s/ Susan E. Arnold	July 15, 2015
Susan E. Arnold
Director

/s/ Stephen J. Easterbrook	July 15, 2015
Stephen J. Easterbrook
President, Chief Executive Officer and Director

/s/ Robert A. Eckert	July 15, 2015
Robert A. Eckert
Director

/s/ Margaret H. Georgiadis	July 15, 2015
Margaret H. Georgiadis
Director

/s/ Enrique Hernandez, Jr.	July 15, 2015
Enrique Hernandez, Jr.
Director

/s/ Jeanne P. Jackson	July 15, 2015
Jeanne P. Jackson
Director

/s/ Richard H. Lenny	July 15, 2015
Richard H. Lenny
Director

/s/ Walter E. Massey	July 15, 2015
Walter E. Massey
Director

/s/ Andrew J. McKenna	July 15, 2015
Andrew J. McKenna
Chairman of the Board and Director

/s/ Brian Mullens	July 15, 2015
Brian Mullens
Corporate Senior Vice President — Controller

/s/ Kevin M. Ozan	July 15, 2015
Kevin M. Ozan
Corporate Executive Vice President and Chief Financial Officer

/s/ Sheila A. Penrose	July 15, 2015
Sheila A. Penrose
Director

/s/ John W. Rogers, Jr.	July 15, 2015
John W. Rogers, Jr.
Director

/s/ Roger W. Stone	July 15, 2015
Roger W. Stone
Director

/s/ Miles D. White	July 15, 2015
Miles D. White
Director

EXHIBIT INDEX

Exhibit No.		Description

1	(a)

Distribution Agreement for issuance of debt securities, dated September 28, 2009, by and among McDonald’s Corporation and the agents named therein, incorporated herein by reference from Exhibit 1(a) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

(b)

First Amendment to Distribution Agreement, dated September 28, 2012, by and among McDonald’s Corporation and the agents named therein, incorporated herein by reference from Exhibit 1(b) of Form S-3ASR Registration Statement (File No. 333-184198), filed September 28, 2012.

	(c)	Second Amendment to Distribution Agreement, dated July 17, 2015, by and among McDonald’s Corporation and the agents named therein, filed herewith
(d)

Form of Underwriting Agreement for issuance of debt securities, incorporated herein by reference from Exhibit 1(b) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

	(e)	Form of Underwriting Agreement for issuance of preferred stock.*
	(f)	Form of Underwriting Agreement for issuance of common stock.*
4	(a)

Senior Debt Securities Indenture, by and between McDonald’s Corporation and U.S. Bank National Association, as Trustee (including form of Senior Debt Security), incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 333-14141), filed October 15, 1996.

(b)

Subordinated Debt Securities Indenture, by and between McDonald’s Corporation and U.S. Bank National Association, as Trustee (including form of Subordinated Debt Security), incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 333-14141), filed October 15, 1996.

(c)

Supplemental Indenture No. 9, dated September 28, 2009, by and between McDonald’s Corporation and U.S. Bank National Association, as Trustee, incorporated herein by reference from Exhibit 4(c) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

(d)

Form of Fixed Rate Registered Note, incorporated herein by reference from Exhibit A to the Supplemental Indenture No. 9, dated September 28, 2009, filed as Exhibit 4(c) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

(e)

Form of Floating Rate Registered Note, incorporated herein by reference from Exhibit B to the Supplemental Indenture No. 9, dated September 28, 2009, filed as Exhibit 4(c) of Form S-3ASR Registration Statement (File No. 333-162182), filed September 28, 2009.

5		Opinion of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation, filed herewith.
12		Computation of ratios, incorporated herein by reference from Exhibit 12 of Form 10-Q, for the quarter ended March 31, 2015.
23	(a)	Consent of Ernst & Young LLP, independent registered public accounting firm, filed herewith.
	(b)	Consent of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation (included in the opinion filed as Exhibit 5 to this Registration Statement).
24		Powers of Attorney (set forth on the signature pages of this Registration Statement).
25		Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank National Association, filed herewith.

*              To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.